UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2008

BOSTON PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13087	04-2473675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103

(Address of principal executive offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 15, 2008, Lehman Brothers Holdings Inc. (“LBHI”) filed a petition under Chapter 11 of the U.S. Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York. Boston Properties Limited Partnership (the “Company”), a Delaware limited partnership and the entity through which Boston Properties, Inc. conducts substantially all of its business, leases approximately 436,723 square feet of office space to Lehman Brothers Inc., an affiliate of LBHI, at 399 Park Avenue in New York, New York. The lease with Lehman Brothers Inc. expires in 2016 and currently represents approximately $44.9 million in annual gross rental revenue and expense recoveries. Current uses of the space include, among others, wealth management and private banking, as well as a data center, and the long-term utilization of the space by Lehman Brothers Inc. is unknown. Approximately 24,203 square feet of the space has been subleased to a third party, and the annual sublease rent of approximately $2.7 million is to be paid by the subtenant to Lehman Brothers Inc.

In addition, generally accepted accounting principles require that aggregate base rental revenue be reported on a straight-line basis over the term of the lease, and to date the Company has recognized approximately $13.2 million of accrued straight-line rent associated with the lease with Lehman Brothers Inc. While Lehman Brothers Inc. has not filed for bankruptcy protection, the Company expects to establish a reserve in the third quarter of 2008 for the entire $13.2 million. If Lehman Brothers Inc. files for bankruptcy protection and rejects its lease with the Company, the Company may be required to recognize a non-cash charge equal to the aggregate carrying amount of leasing commissions related to the lease. As of June 30, 2008, the aggregate carrying amount of these commissions was approximately $8.9 million, which amount is ordinarily amortized over the term of the lease.

The Company has no direct hedging or other derivative counterparty exposure to LBHI or its subsidiaries.

The Company will continue to monitor the situation and evaluate all of its options, but there can be no assurance that LBHI’s insolvency or the financial condition of Lehman Brothers Inc. will not have a material adverse effect on the Company.

Private Securities Litigation Reform Act of 1995. This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “result,” “should,” “will” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s dependence on tenants’ financial condition and other risks and uncertainties detailed from time to time in Boston Properties, Inc.’s filings with the Securities and Exchange Commission. Boston Properties, Inc. does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

Date: September 16, 2008	By:	/s/ Michael E. LaBelle
	Name: Title:	Michael E. LaBelle Senior Vice President, Chief Financial Officer & Treasurer